CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated March 7, 2001, which is incorporated by reference in this Registration Statement (Form N-1A No. 33-16693) of Dreyfus Cash Management Plus, Inc.



                                     /s/Ernst & Young LLP

                                     ERNST & YOUNG LLP


New York, New York
May 24, 2001